UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2006

CHINA WORLD TRADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26119
(Commission File Number)

87-0629754
(I.R.S. Employer Identification No.)

3rd Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, The PRC 510620
(Address of Principal Executive Offices) (Zip Code)

011-8620-38780001
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K is filed by China World Trade Corporation, a Nevada corporation (the “Registrant”), in connection with the items described below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Sale and Purchase Agreement

On September 29, 2006, China Chance Enterprises Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“China Chance”), and a wholly owned subsidiary of the Registrant, entered into a Sale and Purchase Agreement (the “Agreement”) with Wisdom Plus Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“Wisdom Plus”), pursuant to which China Chance agreed to sell and Wisdom Plus agreed to purchase, all of the outstanding registered shares (the “Shares”) of Rejoice Success Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“Rejoice Success”) and an indirect wholly owned subsidiary of the Registrant. The purchase price for the Shares was $4.0 million, payable in installments in accordance with the schedule set forth below. A copy of the Agreement is attached hereto as Exhibit 10 and is hereby incorporated by reference.

Organizational Structure of Rejoice Success and Businesses Being Sold

Rejoice Success owns 60% of the outstanding capital stock of General Business Network (Holdings) Ltd., a limited liability company organized under the laws of the Hong Kong SAR of the People’s Republic of China (“Holdings”), Holdings owns 100% of the outstanding capital stock of General (GZ) Business Network Limited, a limited liability company organized under the laws of the People’s Republic of China (“GZ Business”), and GZ Business owns 51% of the outstanding capital stock of Guangdong New Generation Commercial Management Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (“New Generation”).

New Generation engages in the travel agency business by operating ten subsidiaries in Southern China. To date, New Generation has accumulated a substantial market share in ticketing sales for international and domestic flights as well as inbound business travel. In addition, Guangzhou Huahao Insurance Agency Limited, one of the New Generation group of companies, is also a licensed insurance agent in China, providing accidental and life insurance to individual policy holders in the Guangzhou Province of China.

Approval of the Sale and Purchase Agreement; Closing

On September 29, 2006, a majority of the Board of Directors of the Registrant and China Chance approved the sale of the Shares to Wisdom Plus. Since all of the conditions precedent for the sale have been met, the parties anticipates closing the sale as promptly as practicably.

Installment Payments

The purchase price of $4.0 million dollars will be paid in cash by Wisdom Plus in accordance with the following schedule: US$100,000 to be paid on September 30, 2006; US$900,000 to be paid on January 29, 2007; US$1,000,000 to be paid on April 29, 2007; and US$2,000,000 to be paid on July 29, 2007.

Securities Act of 1933, as amended

Wisdom Plus represented and warranted that it was acquiring the Shares for its own account, for the purpose of investment and not with a view to, or for sale in connection with, any distribution of such Shares, except insofar as such Shares are included in a public offering registered pursuant to the Securities Act of 1933, as amended, or the disposition thereof is exempt from such registration. Wisdom Plus understands that the Shares have not been registered under U.S. securities laws and that such Shares are being offered and sold to Wisdom Plus pursuant to a claimed exemption from the registration requirements of such laws.

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Exhibit Index

Exhibit No.                   Description of Exhibit

10                                Sale and Purchase Agreement, dated September 29, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China World Trade Corporation

Date: September 29, 2006	By:	/s/ Chi Ming Chan
Chi Ming Chan Chief Executive Officer

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